                                                                    EXHIBIT 21

                        ADVANCED MICRO DEVICES, INC.

                            LIST OF SUBSIDIARIES

Name of Subsidiary                                 State or Jurisdiction in Which
------------------                                   Incorporated or Organized
                                                     -------------------------
Domestic Subsidiaries
---------------------
Advanced Micro Ltd.                                         California
AMD Corporation                                             California
AMD Far East Ltd.                                           Delaware
AMD International Sales & Service, Ltd.                     Delaware
AMD Texas Properties, LLC.                                  Delaware
Vantis Corporation                                          Delaware
Vantis International Limited (1)                            Delaware

Foreign Subsidiaries
--------------------
Advanced Micro Devices S.A.N.V.                             Belgium
AMD Trading Company Limited                                 Bermuda
AMD South America Limitada (2)                              Brazil
Advanced Micro Devices (Canada) Limited                     Canada
Advanced Micro Devices (Suzhou) Limited (3)                 China
Advanced Micro Devices S.A.                                 France
Vantis SAS (1)                                              France
Advanced Micro Devices GmbH                                 Germany
AMD Saxony Holding GmbH                                     Germany
AMD Saxony Manufacturing GmbH (4)                           Germany
Vantis GmbH                                                 Germany
AMD Foreign Sales Corporation                               Guam
Advanced Micro Devices S.p.A.                               Italy
Vantis S.r.l. (1)                                           Italy
AMD Japan Ltd.                                              Japan
Vantis Japan K.K. (1)                                       Japan
Advanced Micro Devices Sdn. Bhd.                            Malaysia
Advanced Micro Devices Export Sdn. Bhd. (5)                 Malaysia
Advanced Micro Devices Services Sdn. Bhd. (6)               Malaysia
AMD (Netherlands) B.V. (7)                                  Netherlands
Advanced Micro Devices (Singapore) Pte. Ltd.                Singapore
AMD Holdings (Singapore) Pte. Ltd. (8)                      Singapore
Advanced Micro Devices AB                                   Sweden
Advanced Micro Devices S.A. (9)                             Switzerland
AMD (Thailand) Limited (7)                                  Thailand
Advanced Micro Devices (U.K.) Limited                       United Kingdom
Vantis (UK) Limited (1)                                     United Kingdom
Vantis II (UK) Limited (1)                                  United Kingdom

(1)  Subsidiary of Vantis Corporation
(2)  Subsidiary of AMD International Sales & Service, Ltd. and AMD Far East Ltd.
(3)  Subsidiary of AMD Holdings (Singapore) Pte. Ltd.
(4)  Subsidiary of AMD Saxony Holding GmbH
(5)  Subsidiary of Advanced Micro Devices Sdn. Bhd.
(6)  Subsidiary of AMD Trading Company Limited
(7)  Subsidiary of Advanced Micro Devices Export Sdn. Bhd.
(8)  Subsidiary of Advanced Micro Devices (Singapore) Pte. Ltd.
(9)  Subsidiary of AMD International Sales & Service, Ltd.